NEWS RELEASE

FOR IMMEDIATE RELEASE

United Defense Receives CFIUS Approval for Proposed Acquisition by BAE Systems

Arlington, VA – April 19, 2005 – United Defense Industries, Inc. (NYSE: UDI) today announced that it has received approval from the Committee on Foreign Investment in the United States (CFIUS), under provisions of the Exon-Florio Amendment to the Defense Production Act of 1950, to proceed with its previously announced agreement to be acquired by BAE Systems North America. The companies plan to close the transaction by midyear, pending shareholder and other regulatory approvals.

Under the Exon-Florio Amendment, CFIUS conducts national security reviews of acquisitions of U.S. companies by foreign or foreign-owned companies. CFIUS is chaired by the Department of the Treasury with the Departments of Defense, State, Justice, Homeland Security, and Commerce as members, as well as various Executive Office agencies. United Defense Industries and BAE Systems filed their notification with CFIUS on March 16, 2005.

About United Defense Industries

United Defense designs, develops and produces combat vehicles, artillery, naval guns, missile launchers and precision munitions used by the U.S. Department of Defense and allies worldwide, and provides non-nuclear ship repair, modernization and conversion to the U.S. Navy and other U.S. Government agencies. To learn more about United Defense, visit www.uniteddefense.com.

Additional Information About the Merger and Where to Find It

United Defense has filed a proxy statement and other relevant materials with the SEC in connection with the proposed acquisition of United Defense by BAE Systems. The proxy statement has been mailed to the stockholders of United Defense. Stockholders of United Defense and investors are urged to read the proxy statement and other relevant materials because they contain important information about BAE Systems, United Defense, and the proposed merger that the stockholders should consider before making a decision about the merger. The proxy statement and other relevant materials, and any other documents filed with the SEC by United Defense, may be obtained free of charge at the SEC’s web site at www.sec.gov.

United Defense, and its directors and officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding United Defense’s directors and officers and their ownership of United Defense common stock is contained in the proxy statement that was filed with the SEC on April 6, 2005 and mailed to stockholders in connection with the proposed acquisition of United Defense by BAE Systems. Investors and stockholders may obtain additional information regarding the direct and indirect interests of United Defense and its directors and officers in the merger by reading the proxy statement.

About BAE Systems

BAE Systems is an international company engaged in the development, delivery and support of advanced defense and aerospace systems in the air, on land, at sea and in space.

BAE Systems North America is one of America’s foremost national security, aerospace and information systems companies. It is a leading provider of electronic and information-based systems and knowledge-based solutions that meet its customers’ mission effectiveness and operational safety needs. BAE Systems North America employs more than 30,000 people at sites across the United States and the United Kingdom and generates more than $5 billion in annual sales.

Forward Looking Statements

Information in this release may involve guidance, expectations, beliefs, plans, intentions or strategies regarding the future. These forward-looking statements involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to United Defense as of the date of the release, and United Defense assumes no obligation to update any such forward looking statements. The statements in this release are not guarantees of future performance and actual results could differ materially from United Defense’s current expectations. Numerous factors could cause or contribute to such differences. Such factors include risks and uncertainties specific to this transaction, including but not limited to adverse effects on the market price of the company’s common stock and on the company’s operating results because of failure to complete the transaction (due to failure to obtain stockholder or regulatory approvals or to satisfy all of the other conditions to the transaction). Please refer to United Defense’s Annual Report on Form 10-K for the year ended December 31, 2004 and in its other reports filed from time to time with the Securities and Exchange Commission for a further discussion of the factors and risks associated with its business.

Contact:

Jayne Schmitt, Investor Relations
United Defense
jayne.schmitt@udlp.com
(703) 312-6122

Doug Coffey, Media
United Defense
doug.coffey@udlp.com
(703) 312-6121

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